SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                April 28, 1998

               INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.
                  (Exact name of registrant as specified in its
                                    charter)

                                    Texas
                (State or other jurisdiction of incorporation or
                                  organization)

                                 33-56402-FW
                            (Commission File Number)

                                  75-1731373
                        (IRS Employer Identification No.)

                               4100 South Hulen
                              Fort Worth, Texas
                    (Address of principal executive offices)

                                      76109
                                   (Zip Code)

                                 (817) 731-8621
                 (Registrant's telephone number, including area
                                      code)

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Item 4. Changes in Registrant's Certifying Accountants

At a meeting held on April 27, 1998 , the Board of Directors of the Company approved the engagement of Ernst & Young, LLP as its independent auditors for the fiscal year ending September 30, 1998 to replace the firm of Brantley, Frazier, Rogers & Company, P.C., who were dismissed as auditors of the Company effective April 28, 1998.

The reports of Brantley, Frazier, Rogers & Company, P.C. on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for each of the fiscal years ended September 30, 1997 and 1996, and in the subsequent interim period, there were no disagreements with Brantley, Frazier, Rogers & Company, P.C. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Brantley, Frazier, Rogers & Company, P.C. would have caused Brantley, Frazier, Rogers & Company, P.C. to make reference to the matter in their report.

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              INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.,
                             AND SUBSIDIARIES



                               SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



              INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.,
                              (Registrant)





Date:      May 1, 1998                   By      /S/ Lamar C. Smith
         -----------------                   -----------------------
                                                  LAMAR C. SMITH
                                             Chairman of the Board and
                                              Chief Executive Officer
                                             (Duly Authorized Officer)





Date:      May 1, 1998                   By      /S/Martin R. Durbin
         -----------------                   -----------------------
                                                  MARTIN R. DURBIN
                                                    Treasurer and
                                             Chief Financial Officer
                                             (Principal Financial Officer)


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